Exhibit 99.28

Information with respect to transactions effected during the past sixty days or since the most recent filing on Schedule 13D (Unless noted otherwise, all transactions were effected on the New York Stock Exchange)

Neuberger Berman Investment Advisers LLC	Date	Buy/Sell	Units Quantity	Average Price
	12/12/2016	Buys	320	22.71
	12/13/2016	Buys	2,025	23.01
	12/15/2016	Buys	145	23.57
	12/16/2016	Buys	719	23.50
	12/19/2016	Buys	75	23.71
	12/21/2016	Buys	110	23.57
	12/23/2016	Buys	1,801	23.71
	12/28/2016	Buys	185	24.01
	12/29/2016	Buys	755	24.00
	12/30/2016	Buys	8,245	24.00
	1/3/2017	Buys	950	24.02
	1/4/2017	Buys	425	24.40
	1/6/2017	Buys	171	24.18
	1/10/2017	Buys	510	24.65
	1/11/2017	Buys	760	25.01
	1/12/2017	Buys	375	24.82
	1/20/2017	Buys	205	25.32
	1/23/2017	Buys	65	25.47
	1/25/2017	Buys	65	26.07
	1/27/2017	Buys	435	26.33
	1/30/2017	Buys	4,714	25.75
	2/3/2017	Buys	43	28.45
	2/3/2017	Sell	101,805	28.49
	2/6/2017	Sell	175,000	28.38
	2/7/2017	Sell	83,516	28.29
	2/8/2017	Sell	161,178	28.12
	2/9/2017	Sell	103,894	28.08